SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934



                Date of Report (Date of earliest event reported):
                      February 11, 2005 (February 7, 2005)




                                  EQUITEX, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                             0-12374                          84-0905189
--------------------------------------------------------------------------------
(STATE OR OTHER                    (COMMISSION                  (I.R.S. EMPLOYER
JURISDICTION                      FILE NUMBER)               IDENTIFICATION NO.)
OF INCORPORATION)




                            7315 East Peakview Avenue
                            Englewood, Colorado 80111
                ------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (303) 796-8940


                   -------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

         On February 7, 2005, Equitex, Inc. (the "Company") issued 11,894 shares of its $0.01 par value common stock upon the exercise of common stock purchase warrants by three unaffiliated investors. The Company received $23,550 or $1.98 per share upon exercise and no underwriting discounts or commissions were paid.

         On February 7, 2005, the Company issued 94,167 shares of its $0.01 par value common stock upon the exercise of common stock purchase warrants by an unaffiliated investor. The Company received $186,450 or $1.98 per share upon exercise and no underwriting discounts or commissions were paid.

         On February 7, 2005, the Company issued 3,294 shares of its $0.01 par value common stock to Michael Casazza, a director of the Company, upon his conversion of director's fees equaling $9,000 or $2.73 per share.

         The Company offered and sold the common stock indicated above in reliance on an exemption from registration for offers and sales of securities that do not involve a public offering (i.e., Section 4(2) of the Securities Act of 1933, as amended). This shares of common stock issued as described above were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


--------------------------------------------------------------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     EQUITEX, INC.



Date: February 11, 2005              By:/s/ Thomas B. Olson
                                        ---------------------------------
                                        Thomas B. Olson, Secretary